Exhibit 23.5


                           Law Offices
              ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                           12th Floor
                      734 15th Street, N.W.
                     Washington, D.C.  20005
                    Telephone (202) 347-0300


                        December 15, 1997







     We hereby consent to the references to us under the headings "The Merger - Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                         Very truly yours,

                         ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                         By:  /s/ Gerard L. Hawkins
                              Gerard L. Hawkins, a Partner